UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2022
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Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL	60614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On July 19, 2022, Exicure, Inc. (the “Company”) received a letter (the “Compliance Notice”) from the Office of General Counsel of The Nasdaq Stock Market LLC (“Nasdaq”) informing it that Nasdaq has confirmed that the Company has regained compliance with the $1.00 per share minimum bid price requirement pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”).

As previously disclosed in the Company’s Current Report on Form 8-K dated June 29, 2022, on June 29, 2022, the Company received a notice letter from Nasdaq stating that the Company had not regained compliance with the Bid Price Requirement during the compliance period and was subject to delisting. The Company timely requested an appeal hearing which stayed delisting pending the decision of a Nasdaq Hearings Panel (the "Panel").

Following the Compliance Notice, the scheduled hearing before the Panel on August 11, 2022 has been cancelled and the Company’s Common Stock will continue to be listed and traded on The Nasdaq Capital Market.

On July 20, 2022, the Company issued a press release announcing the Compliance Notice. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release of the Company dated July 20, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2022	EXICURE, INC.

	By:	/s/ Elias D. Papadimas
Elias D. Papadimas
Chief Financial Officer